Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Avery Vaught
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-2214
	Investor-relations@levi.com		newsmediarequests@levi.com
LEVI STRAUSS & CO. REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS AND RAISES FULL-YEAR GUIDANCE

•	Reported Revenue Up 22% (up 16% in constant currency)

•	Net loss of $19 million reflects $136 million non-cash charge due to change in tax law

•	Adjusted Net Income up 95%
SAN FRANCISCO (April 10, 2018) – Levi Strauss & Co. (LS&Co.) today announced financial results for the first quarter ended February 25, 2018, and raised full-year 2018 revenue growth guidance to 6 to 8 percent range in constant currency.

"The momentum and growth trends we saw in the back half of last year not only continued but accelerated in the first quarter," said Chip Bergh, president and chief executive officer, Levi Strauss & Co. "Our results clearly demonstrate that our strategies are working and that the incremental investments we are making in marketing, direct-to-consumer expansion and our more diversified portfolio are paying off."
Highlights include:

	Three Months Ended		% Increase (Decrease)
($ millions)	February 25, 2018	February 26, 2017	As Reported
Net revenues	$1,344	$1,102	22%
Net income (loss) attributable to LS&Co.	$(19)	$60	(132)%
Adjusted net income	$117	$60	95%
Adjusted EBIT	$175	$110	59%

Net revenues grew twenty-two percent on a reported basis and sixteen percent excluding $55 million in favorable currency translation effects, driven by broad-based Levi's brand growth in all regions and channels. On a reported basis, direct-to-consumer revenues grew 24 percent on performance and expansion of the retail network, as well as ecommerce growth. The company had 56 more company-operated stores at the end of the first quarter 2018 than it did a year prior. Wholesale reported revenues grew 21 percent primarily reflecting higher revenues from Europe and the Americas.

Net income declined $79 million due to a $136 million provisional non-cash tax charge as a result of the enactment of the 2017 Tax Cuts and Jobs Act. Excluding this non-cash charge, Adjusted net income was $117 million, nearly double last year's $60 million.

Adjusted EBIT grew 59 percent reflecting higher gross margins and the revenue growth. Reconciliations of Adjusted net income and Adjusted EBIT are provided at the end of this press release.

First Quarter 2018 Highlights

•
On a reported basis, gross margin for the first quarter was 54.9 percent of revenues compared with 51.2 percent in the same quarter of fiscal 2017, reflecting the margin benefit from revenue growth in the direct-to-consumer channel and international business, lower product sourcing costs and a favorable transactional impact of currency.

•
Selling, general and administrative expenses (SG&A) were $564 million compared with $456 million in the same quarter of fiscal 2017. SG&A as a percent of revenue grew 60 basis-points compared to the same quarter of fiscal 2017 reflecting higher advertising expenses.

•
Operating income of $174 million was up 61 percent for the first quarter compared to the same quarter of fiscal 2017, and operating margin increased to 13 percent, primarily reflecting the revenue growth and higher gross margins, partially offset by higher SG&A.

Regional Overview

Reported regional net revenues and operating income for the quarter are set forth in the table below:

	Net Revenues			Operating Income *
	Three Months Ended		% Increase (Decrease)	Three Months Ended		% Increase (Decrease)
($ millions)	February 25, 2018	February 26, 2017		February 25, 2018	February 26, 2017
Americas	$657	$578	14%	$111	$90	23%
Europe	$453	$310	46%	$115	$65	79%
Asia	$234	$214	9%	$41	$36	13%

* Note: Regional operating income is equal to regional adjusted EBIT.

•
In the Americas, excluding favorable currency effects of $6 million, net revenues grew 13 percent reflecting higher revenues across wholesale and direct-to-consumer channels in all markets in an improving retail environment, including a particularly strong holiday season in the United States.

•
In Europe, excluding favorable currency effects of $39 million, net revenues grew 30 percent reflecting broad-based growth across all markets, channels, and product categories, with the strongest growth in women's and tops.

•	In Asia, excluding favorable currency effects of $10 million, net revenues grew five percent reflecting direct-to-consumer expansion and performance.

The increase in operating income in all three regions reflects higher net revenues and gross margins, partially offset by higher direct-to-consumer and advertising investments.

Cash Flow and Balance Sheet

At February 25, 2018, cash and cash equivalents of $590 million were complemented by $745 million available under the company's revolving credit facility, resulting in a total liquidity position of approximately $1.3 billion. Net debt at the end of the first quarter was $497 million.

Free cash flow for the first three months of 2018 was negative $35 million, a decline of $33 million compared to the first three months of 2017, as a $17 million increase in cash from operations was offset by losses on our hedging contracts, repurchases of common stock in connection with our equity incentive program, and a higher dividend payment. A reconciliation of net debt and free cash flow, non-GAAP financial measures, is provided at the end of this press release.

Investor Conference Call

The company’s first-quarter 2018 investor conference call will be available through a live audio webcast at https://engage.vevent.com/rt/levistraussao~8997477 on April 10, 2018, at 1 p.m. Pacific / 4 p.m. Eastern or via the following phone numbers: 800-891-4735 in the United States and Canada, or +1-973-200-3066 internationally; I.D. No. 8997477. A replay is available the same day on http://www.levistrauss.com/investors/earnings-webcast and will be archived for one month. A telephone replay is also available through April 16, 2018, at 855-859-2056 in the United States and Canada or +1-404-537-3406 internationally; I.D. No. 8997477. Please see http://www.levistrauss.com/investors/earnings-webcast for a discussion and reconciliation of non-GAAP measures referenced on the investor conference call.

About Levi Strauss & Co.

Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 2,900 retail stores and shop-in-shops. Levi Strauss & Co.'s reported fiscal 2017 net revenues were $4.9 billion. For more information, go to http://levistrauss.com.

Forward Looking Statement

This news release and related conference call contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to: revenue growth; full year gross margin; SG&A and advertising costs; adjusted EBIT margin; currency impacts; and future tax rate. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year 2017 and our Quarterly Report on Form 10-Q for the quarter ended February 25, 2018, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release and related conference call. We are not under any obligation and do not intend to update or revise any of the forward-looking statements contained in this news release and related conference call to reflect circumstances existing after the date of this news release and related conference call or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Non-GAAP Financial Measures

The company reports its financial results in conformity with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. However, management believes that certain non-GAAP financial measures, such as Free Cash Flow, Net Debt, Adjusted EBIT and Adjusted net income, provide users of the company’s financial information with additional useful information. The tables found below include Free Cash Flow, Net Debt, Adjusted EBIT and Adjusted net income and corresponding reconciliations to the most comparable GAAP financial measures. These non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company’s financial results prepared in accordance with GAAP. Certain of these items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations, include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities, (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. Additionally, the methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies, limiting the usefulness of these measures. The company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business.

The company presents non-GAAP financial measures, such as Free Cash Flow, Net Debt, Adjusted EBIT and Adjusted net income, because it believes they provide investors, financial analysts and the public with additional information to measure performance and evaluate the company’s ability to service its debt and may be useful for comparing its operating performance with the performance of other companies that have different financing and capital structures and tax rates. The company further believes these measures may be useful for period-over-period comparisons of underlying business trends and its ongoing operations. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE FIRST QUARTER OF 2018” below for reconciliation to the most comparable GAAP financial measures.

Constant currency

Constant-currency comparisons are based on translating local currency amounts in the prior-year period at actual foreign exchange rates for the current year. The company routinely evaluates its financial performance on a constant-currency basis in order to facilitate period-to-period comparisons without regard to the impact of changing foreign currency exchange rates.

# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	February 25, 2018	November 26, 2017
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$590,230	$633,622
Trade receivables, net of allowance for doubtful accounts of $11,282 and $11,726	428,469	485,485
Inventories:
Raw materials	3,437	3,858
Work-in-process	3,576	3,008
Finished goods	819,430	752,530
Total inventories	826,443	759,396
Other current assets	137,922	118,724
Total current assets	1,983,064	1,997,227
Property, plant and equipment, net of accumulated depreciation of $972,035 and $951,249	414,952	424,463
Goodwill	238,734	237,327
Other intangible assets, net	42,885	42,893
Deferred tax assets, net	413,486	537,923
Other non-current assets	125,188	118,005
Total assets	$3,218,309	$3,357,838

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$24,850	$38,451
Accounts payable	305,219	289,505
Accrued salaries, wages and employee benefits	182,933	227,251
Restructuring liabilities	757	786
Accrued interest payable	17,076	6,327
Accrued income taxes	42,374	16,020
Other accrued liabilities	336,607	300,730
Total current liabilities	909,816	879,070
Long-term debt	1,062,355	1,038,860
Long-term capital leases	16,340	16,524
Postretirement medical benefits	86,551	89,248
Pension liability	247,501	314,525
Long-term employee related benefits	81,602	90,998
Long-term income tax liabilities	21,712	20,457
Other long-term liabilities	75,796	78,733
Total liabilities	2,501,673	2,528,415
Commitments and contingencies
Temporary equity	160,036	127,035

Stockholders’ Equity:
Levi Strauss & Co. stockholders’ equity
Common stock — $.01 par value; 270,000,000 shares authorized; 37,678,685 shares and 37,521,447 shares issued and outstanding	377	375
Accumulated other comprehensive loss	(399,214)	(404,381)
Retained earnings	949,315	1,100,916
Total Levi Strauss & Co. stockholders’ equity	550,478	696,910
Noncontrolling interest	6,122	5,478
Total stockholders’ equity	556,600	702,388
Total liabilities, temporary equity and stockholders’ equity	$3,218,309	$3,357,838

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)

	Three Months Ended
	February 25, 2018	February 26, 2017
	(Dollars in thousands) (Unaudited)
Net revenues	$1,343,685	$1,101,991
Cost of goods sold	605,561	537,438
Gross profit	738,124	564,553
Selling, general and administrative expenses	564,025	456,213
Operating income	174,099	108,340
Interest expense	(15,497)	(19,934)
Other (expense) income, net	(9,577)	408
Income before income taxes	149,025	88,814
Income tax expense	167,654	28,693
Net (loss) income	(18,629)	60,121
Net (income) loss attributable to noncontrolling interest	(383)	22
Net (loss) income attributable to Levi Strauss & Co.	$(19,012)	$60,143

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended
	February 25, 2018	February 26, 2017
	(Dollars in thousands) (Unaudited)
Net (loss) income	$(18,629)	$60,121
Other comprehensive income (loss), before related income taxes:
Pension and postretirement benefits	3,360	3,691
Net investment hedge losses	(22,848)	—
Foreign currency translation gains	19,781	7,684
Unrealized gains on marketable securities	290	1,000
Total other comprehensive income, before related income taxes	583	12,375
Income taxes benefit (expense) related to items of other comprehensive income	4,846	(2,811)
Comprehensive (loss) income, net of income taxes	(13,200)	69,685
Comprehensive (income) loss attributable to noncontrolling interest	(644)	214
Comprehensive (loss) income attributable to Levi Strauss & Co.	$(13,844)	$69,899

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	February 25, 2018	February 26, 2017
	(Dollars in thousands) (Unaudited)
Cash Flows from Operating Activities:
Net (loss) income	$(18,629)	$60,121
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	32,821	27,386
Unrealized foreign exchange losses	10,022	5,373
Realized loss (gain) on settlement of forward foreign exchange contracts not designated for hedge accounting	10,303	(9,076)
Employee benefit plans’ amortization from accumulated other comprehensive loss and settlement loss	3,360	3,682
Stock-based compensation	5,256	2,350
Other, net	1,624	1,554
Provision for deferred income taxes	129,542	12,952
Change in operating assets and liabilities:
Trade receivables	59,497	69,935
Inventories	(61,867)	(53,432)
Other current assets	(16,100)	(1,961)
Other non-current assets	(3,405)	(2,928)
Accounts payable and other accrued liabilities	14,659	4,611
Restructuring liabilities	(44)	(2,652)
Income tax liabilities	26,194	4,780
Accrued salaries, wages and employee benefits and long-term employee related benefits	(126,939)	(72,555)
Other long-term liabilities	(124)	(1,091)
Net cash provided by operating activities	66,170	49,049
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(30,996)	(25,073)
(Payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	(10,303)	9,076
Net cash used for investing activities	(41,299)	(15,997)
Cash Flows from Financing Activities:
Proceeds from short-term credit facilities	17,511	9,911
Repayments of short-term credit facilities	(16,944)	(7,774)
Other short-term borrowings, net	(14,537)	(8,288)
Repurchase of common stock, including shares surrendered for tax withholdings on equity award exercises	(14,844)	(193)
Dividend to stockholders	(45,000)	(35,000)
Other financing, net	(41)	(1,158)
Net cash used for financing activities	(73,855)	(42,502)
Effect of exchange rate changes on cash and cash equivalents	5,592	2,510
Net decrease in cash and cash equivalents	(43,392)	(6,940)
Beginning cash and cash equivalents	633,622	375,563
Ending cash and cash equivalents	$590,230	$368,623

Noncash Investing Activity:
Property, plant and equipment acquired and not yet paid at end of period	$10,574	$7,103
Property, plant and equipment additions due to build-to-suit lease transactions	723	—

Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$1,628	$1,456
Cash paid for income taxes during the period, net of refunds	11,939	11,677

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE FIRST QUARTER OF 2018

The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on April 10, 2018, discussing the company’s financial condition and results of operations as of and for the quarter ended February 25, 2018. Free cash flow, Net debt, Adjusted EBIT and Adjusted net income are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in this press release: (1) Free cash flow represents cash from operating activities less purchases of property, plant and equipment, (payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, repurchase of common stock including shares surrendered for tax withholdings on equity award exercises, and cash dividends to stockholders; (2) Net debt represents total long-term and short-term debt less cash and cash equivalents; (3) Adjusted EBIT represents net income plus income tax expense, interest expense, other (income) expense, net, and restructuring related charges, severance and other, net; and (4) Adjusted net income represents net (loss) income plus transitional charges related to the 2017 Tax Cuts and Jobs Act.

Free cash flow:

	Three Months Ended
	February 25, 2018	February 26, 2017
	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$66.2	$49.0

Non-GAAP measure:
Net cash provided by operating activities	$66.2	$49.0
Purchases of property, plant and equipment	(31.0)	(25.1)
(Payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	(10.3)	9.1
Repurchase of common stock, including shares surrendered for tax withholdings on equity award exercises	(14.8)	(0.2)
Dividend to stockholders	(45.0)	(35.0)
Free cash flow	$(34.9)	$(2.2)

Net debt:

	February 25, 2018	November 26, 2017
	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Total debt	$1,087.2	$1,077.3

Non-GAAP measure:
Total debt	$1,087.2	$1,077.3
Cash and cash equivalents	(590.2)	(633.6)
Net debt	$497.0	$443.7

Adjusted EBIT:

	Three Months Ended
	February 25, 2018	February 26, 2017
	(Dollars in millions)
	(unaudited)
Most comparable GAAP measure:
Net (loss) income	$(18.6)	$60.1

Non-GAAP measure:
Net (loss) income	(18.6)	60.1
Income tax expense	167.7	28.7
Interest expense	15.5	19.9
Other (income) expense, net	9.6	(0.4)
Restructuring and related charges, severance and other, net	0.3	1.3
Adjusted EBIT	$174.5	$109.6

Adjusted net income:

	Three Months Ended
	February 25, 2018	February 26, 2017
	(Dollars in millions)
	(unaudited)
Most comparable GAAP measure:
Net (loss) income	$(18.6)	$60.1

Non-GAAP measure:
Net (loss) income	(18.6)	60.1
Provisional charge for transitional impact from the 2017 Tax Cuts and Jobs Act	136.0	—
Adjusted net income	$117.4	$60.1